EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name of Subsidiary or Affiliate	Jurisdiction of Incorporation

Trimble Navigation Australia Pty Limited	Australia

Spectra Precision Pty Ltd.	Australia

Trimble Planning Solutions Pty Ltd.	Australia

Geoline, Inc.	USA

Pacific Crest Corporation	USA

Trimble Export Limited	USA

Trimble IP General Corporation	USA

Trimble IP Limited Corporation	USA

Trimble Military and Advanced Systems, Inc.	USA

Meridian Project Systems, Inc.	USA

SECO Manufacturing Company, Inc.	USA

Accutest Engineering Solutions Limited	UK

Advanced Public Safety, Inc.	USA

Applanix LLC	USA

Geo-3D, Inc.	Canada

Trimble Brasil Comércio Ltda.	Brazil

0807381 B.C. Ltd.	Canada

Applanix Corporation	Canada

MPS Development, Inc.	Canada

Trimble Canada Ltd.	Canada

Trimble Exchangeco Limited	Canada

Trimble Holdings Company	Canada

VS Visual Statement, Inc.	Canada

Trimble Navigation Chile Limitada	Chile

Trimble Chile Comercial Limitada	Chile

Eleven Technology (SIP) Co. Ltd.	China

Trimble Electronic Products (Shanghai) Co. Ltd.	China

Quantm Qinzheng (Beijing) Technology Co., Ltd.	China

Trimble Middle East WLL	Egypt

SITECH France SAS	France

Mensi, S.A.	France

Trimble France S.A.S.	France

HHK Datentechnik GmbH	Germany

Inpho GmbH	Germany

Trimble Germany GmbH	Germany

Trimble Jena GmbH	Germany

Trimble Kaiserslautern GmbH	Germany

Trimble TerraSat GmbH	Germany

@Road Software India Pvt. Ltd.	India

Trimble Navigation India Private Limited	India

Trimble Italia SRL	Italy

Trimble Japan K.K.	Japan

Geo de SECO S. de R.L. de C.V.	Mexico

Trimble Mexico S. de R.L.	Mexico

Trimble Europe B.V.	Netherlands

TNL Technology Holdings C.V.	Netherlands

Geosystems New Zealand Limited	New Zealand

Trimble Navigation New Zealand Limited	New Zealand

Trimble Navigation Singapore PTE Limited	Singapore

Optron Geomatics (Pty) Ltd.	South Africa

Geotronics Southern Europe S.L.	Spain

Trimble International Holdings S.L.	Spain

Trimble Navigation Iberica S.L.	Spain

Trimble A.B.	Sweden

Trimble Sweden A.B.	Sweden

Trimble (Thailand) Co., Ltd.	Thailand

Trimble MRM Ltd.	United Kingdom